THE SARATOGA ADVANTAGE TRUST

AMENDED AND RESTATED SCHEDULE II

SERIES

(as of June 9, 2015)

U.S. Government Money Market Portfolio

Investment Quality Bond Portfolio

Municipal Bond Portfolio

Large Capitalization Value Portfolio

Large Capitalization Growth Portfolio

Small Capitalization Portfolio

International Equity Portfolio

Mid Capitalization Portfolio

Health & Biotechnology Portfolio

Technology & Communications Portfolio

Financial Services Portfolio

Energy & Basic Materials Portfolio

James Alpha Global Enhanced Real Return Portfolio

James Alpha Cayman Commodity Fund I Ltd.

James Alpha Global Real Estate Investments Portfolio

James Alpha Multi Strategy Alternative Income Portfolio

James Alpha Yorkville MLP Portfolio

James Alpha Family Office Portfolio

James Alpha Managed Risk Domestic Equity Portfolio

James Alpha Managed Risk Emerging Markets Portfolio

THE SARATOGA ADVANTAGE TRUST

By: /s/ Bruce E. Ventimiglia

Name: Bruce E. Ventimiglia

Title: President & Chief Executive Officer

Date: 6/10/15

THE BANK OF NEW YORK MELLON

By: /s/ Robert Jordan

Name: Robert Jordan

Title: Managing Director

Date: 6/17/15

GEMINI FUND SERVICES, LLC

By: /s/ Kevin Wolf

Name: Kevin Wolf

Title: President

Date: 6/10/15